UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 31, 2014

Willamette Valley Vineyards, Inc.

(Exact name of Company as specified in its charter)

Oregon	0-21522	93-0981021
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

8800 Enchanted Way SE
Turner, OR 97392

(Address of principal executive offices)

(503) 588-9463

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 31, 2014, Mr. Thomas M. Brian resigned as a director of Willamette Valley Vineyards, Inc. (the “Company”). Mr. Brian’s resignation from the Board of Directors of the Company did not result from any disagreement with the Company’s management on any matter relating to the Company’s operations, policies or practices.  Mr. Brian has most recently served on the Compensation Committee.

In connection with Mr. Brian’s resignation, the Board of Directors elected Mr. Christopher Sarles as a director of the Board, to serve effective January 1, 2015.  Mr. Sarles has twenty seven years of experience in the alcohol distribution business.  Mr. Sarles is expected to serve on the Compensation Committee.

There is no arrangement or understanding between Mr. Sarles and any person pursuant to which Mr. Sarles was elected as a director. Further, there are no transactions between Mr. Sarles and the Company that would require disclosure under Item 404(a) of Regulation S-K, and there are no material plans, contracts or arrangements between Mr. Sarles, in his capacity as a director, and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLAMETTE VALLEY VINEYARDS, INC.

Date: December 31, 2014	By:	/s/ JAMES W. BERNAU

James W. Bernau
President